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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the incorporation by reference in this Registration Statement of International Paper Company on Form S-8 of our report dated March 5, 2004 (which report expresses an unqualified opinion and contains an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002 and an explanatory paragraph concerning the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures), appearing in the Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2003 and to the incorporation by reference of our report dated March 5, 2004 relating to the financial statement schedules appearing in the aforementioned Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in this Registration Statement.




/s/ Deloitte & Touche LLP


New York, N.Y.
November 4, 2004